Term Sheet

Filed pursuant to Rule 433 Registration Statement No. 333-289967 January 5, 2026

United Mexican States Terms and Conditions 5.625% Notes due 2034

Issuer:	United Mexican States

Transaction:	5.625% Notes due 2034 (the “2034 Notes”)

Issue Currency:	U.S. Dollars

Issue Size:	U.S.$3,000,000,000

Ratings:	Baa2/BBB/BBB- (Moody’s/Standard & Poor’s/Fitch)*

Maturity Date:	February 9, 2034

Pricing Date:	January 5, 2026

Settlement Date:	January 9, 2026 (T+4)

Coupon:	5.625%

Coupon Payment Frequency:	Semiannual

Issue Price:	99.646%, plus accrued interest, if any, from January 9, 2026

Reference Benchmark Treasury:	3.875% due December 31, 2032

Reference Benchmark Treasury Price and Yield:	99-21+; 3.929%

Re-offer Spread over Benchmark Treasury:	175 bps

Yield to Maturity:	5.679%

Interest Payment Dates:	Semi-annually on February 9 and August 9 of each year, commencing on August 9, 2026

Optional Redemption:

Prior to December 9, 2033 (two months prior to their maturity date) (the “2034 Notes Par Call Date”), Mexico may redeem the 2034 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2034 Notes matured on the 2034 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the 2034 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2034 Notes Par Call Date, Mexico may redeem the 2034 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2034 Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” for this purpose means, with respect to any redemption date, the yield determined by Mexico as described under “Description of the Notes—Optional Redemption – 2034 notes” in the Prospectus Supplement.

Gross Proceeds:	U.S.$2,989,380,000

Ranking:	Senior Unsecured

Governing Law:	State of New York

Registration:	Securities and Exchange Commission (“SEC”) Registered

Authorized Denominations:	U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof

Day Count:	30/360

Business Day Convention:	If any payment date for the 2034 Notes falls on a day that is not a Business Day, Mexico will make the payment on the next Business Day. Mexico will treat these payments as if they were made on the due date, and no additional interest will accrue as a result of this delay.

Business Days:	New York

Underwriting Discount:	0.150%

Listing/Trading:	Application will be made to the Euro MTF Market of the Luxembourg Stock Exchange (the “Euro MTF”). The Euro MTF is not a regulated market for the purposes of Directive 2014/65/EU or Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended.

ISIN:	US91087BBQ23

CUSIP:	91087BBQ2

Joint Book-Running Managers/Allocation:	Barclays Capital Inc. (20%) Deutsche Bank Securities Inc. (20%) HSBC Securities (USA) Inc. (20%) Morgan Stanley & Co. LLC (20%) Scotia Capital (USA) Inc. (20%)

Prohibition of Sales to EEA Retail Investors:	Applicable

Prohibition of Sales to UK Retail Investors:	Applicable

*

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each securities rating should be evaluated independent of each other securities rating.

A prospectus dated August  29, 2025 accompanies this free writing prospectus and is available on the website of the Securities and Exchange Commission (SEC) at: https://www.sec.gov/Archives/edgar/data/101368/000119312525192745/d16847dsb.htm

A preliminary prospectus supplement, subject to completion, dated January 5, 2026, for the 2034 Notes, is available from the SEC’s website at: https://www.sec.gov/Archives/edgar/data/101368/000119312526001546/d22760d424b2.htm

Mexico’s Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on June  20, 2025 is available on the SEC’s website using the following link: https://www.sec.gov/Archives/edgar/data/101368/000119312525143490/d923801d18k.htm

Mexico’s Amendment No. 1 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on July  2, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525154816/d889327d18ka.htm

Mexico’s Amendment No. 2 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on July  22, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525162257/d88820d18ka.htm

Mexico’s Amendment No. 3 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on August  19, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525182796/d64663d18ka.htm

Mexico’s Amendment No. 4 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on August  29, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525192697/d936243d18ka.htm

Mexico’s Amendment No. 5 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on September  15, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525202679/d943395d18ka.htm

Mexico’s Amendment No. 6 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on September  19, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525208946/d52405d18ka.htm

Mexico’s Amendment No. 7 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on September  22, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525210604/d947917d18ka.htm

Mexico’s Amendment No. 8 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on January  5, 2026 is available on the SEC’s website using the following link: https://www.sec.gov/Archives/edgar/data/101368/000119312526001540/d15506d18ka.htm

The issuer has filed a registration statement (including the prospectus) and the preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the website of the SEC at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling : Barclays Capital Inc. at +1 (800) 438-3242, Deutsche Bank Securities Inc. at +1 (800) 503-4611, HSBC Securities (USA) Inc. at +1 (866) 811-8049, Morgan Stanley & Co. LLC at +1 (800) 624-1808 and Scotia Capital (USA) Inc. at +1 (800) 372-3930.

No EU PRIIPs or UK PRIIPs KID: No EU PRIIPs or UK PRIIPs key information document (KID) has been prepared as not available to retail in the EEA or the UK.

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The 2034 Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such 2034 Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

SECTION 309B(1) OF THE SECURITIES AND FUTURES ACT (CHAPTER 289 OF SINGAPORE) NOTIFICATION: The 2034 Notes in this offering are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in the Monetary Authority of Singapore (“MAS”) Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Term Sheet

Filed pursuant to Rule 433 Registration Statement No. 333-289967 January 5, 2026

United Mexican States Terms and Conditions 6.125% Notes due 2038

Issuer:	United Mexican States

Transaction:	6.125% Notes due 2038 (the “2038 Notes”)

Issue Currency:	U.S. Dollars

Issue Size:	U.S.$4,000,000,000

Ratings:	Baa2/BBB/BBB- (Moody’s/Standard & Poor’s/Fitch)*

Maturity Date:	February 9, 2038

Pricing Date:	January 5, 2026

Settlement Date:	January 9, 2026 (T+4)

Coupon:	6.125%

Coupon Payment Frequency:	Semiannual

Issue Price:	99.603%, plus accrued interest, if any, from January 9, 2026

Reference Benchmark Treasury:	4.000% due November 15, 2035

Reference Benchmark Treasury Price and Yield:	98-20; 4.171%

Re-offer Spread over Benchmark Treasury:	200 bps

Yield to Maturity:	6.171%

Interest Payment Dates:	Semi-annually on February 9 and August 9 of each year, commencing on August 9, 2026

Optional Redemption:

Prior to November 9, 2037 (three months prior to their maturity date) (the “2038 Notes Par Call Date”), Mexico may redeem the 2038 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2038 Notes matured on the 2038 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the 2038 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2038 Notes Par Call Date, Mexico may redeem the 2038 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2038 Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” for this purpose means, with respect to any redemption date, the yield determined by Mexico as described under “Description of the Notes—Optional Redemption – 2038 notes” in the Prospectus Supplement.

Gross Proceeds:	U.S.$3,984,120,000

Ranking:	Senior Unsecured

Governing Law:	State of New York

Registration:	Securities and Exchange Commission (“SEC”) Registered

Authorized Denominations:	U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof

Day Count:	30/360

Business Day Convention:	If any payment date for the 2038 Notes falls on a day that is not a Business Day, Mexico will make the payment on the next Business Day. Mexico will treat these payments as if they were made on the due date, and no additional interest will accrue as a result of this delay.

Business Days:	New York

Underwriting Discount:	0.170%

Listing/Trading:	Application will be made to the Euro MTF Market of the Luxembourg Stock Exchange (the “Euro MTF”). The Euro MTF is not a regulated market for the purposes of Directive 2014/65/EU or Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended.

ISIN:	US91087BBR06

CUSIP:	91087BBR0

Joint Book-Running Managers/Allocation:	Barclays Capital Inc. (20%) Deutsche Bank Securities Inc. (20%) HSBC Securities (USA) Inc. (20%) Morgan Stanley & Co. LLC (20%) Scotia Capital (USA) Inc. (20%)

Prohibition of Sales to EEA Retail Investors:	Applicable

Prohibition of Sales to UK Retail Investors:	Applicable

*

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each securities rating should be evaluated independent of each other securities rating.

A prospectus dated August  29, 2025 accompanies this free writing prospectus and is available on the website of the Securities and Exchange Commission (SEC) at: https://www.sec.gov/Archives/edgar/data/101368/000119312525192745/d16847dsb.htm

A preliminary prospectus supplement, subject to completion, dated January 5, 2026, for the 2038 Notes, is available from the SEC’s website at: https://www.sec.gov/Archives/edgar/data/101368/000119312526001546/d22760d424b2.htm

Mexico’s Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on June  20, 2025 is available on the SEC’s website using the following link: https://www.sec.gov/Archives/edgar/data/101368/000119312525143490/d923801d18k.htm

Mexico’s Amendment No. 1 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on July  2, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525154816/d889327d18ka.htm

Mexico’s Amendment No. 2 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on July  22, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525162257/d88820d18ka.htm

Mexico’s Amendment No. 3 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on August  19, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525182796/d64663d18ka.htm

Mexico’s Amendment No. 4 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on August  29, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525192697/d936243d18ka.htm

Mexico’s Amendment No. 5 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on September  15, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525202679/d943395d18ka.htm

Mexico’s Amendment No. 6 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on September  19, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525208946/d52405d18ka.htm

Mexico’s Amendment No. 7 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on September  22, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525210604/d947917d18ka.htm

Mexico’s Amendment No. 8 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on January  5, 2026 is available on the SEC’s website using the following link: https://www.sec.gov/Archives/edgar/data/101368/000119312526001540/d15506d18ka.htm

The issuer has filed a registration statement (including the prospectus) and the preliminary prospectus supplement with the SEC for the offering to which this communication relates.

Before you invest, you should read the prospectus in the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the website of the SEC at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling : Barclays Capital Inc. at +1 (800) 438-3242, Deutsche Bank Securities Inc. at +1 (800) 503-4611, HSBC Securities (USA) Inc. at +1 (866) 811-8049, Morgan Stanley & Co. LLC at +1 (800) 624-1808 and Scotia Capital (USA) Inc. at +1 (800) 372-3930.

No EU PRIIPs or UK PRIIPs KID: No EU PRIIPs or UK PRIIPs key information document (KID) has been prepared as not available to retail in the EEA or the UK.

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The 2038 Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such 2038 Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

SECTION 309B(1) OF THE SECURITIES AND FUTURES ACT (CHAPTER 289 OF SINGAPORE) NOTIFICATION: The 2038 Notes in this offering are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in the Monetary Authority of Singapore (“MAS”) Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Term Sheet

Filed pursuant to Rule 433 Registration Statement No. 333-289967 January 5, 2026

United Mexican States Terms and Conditions 6.750% Notes due 2056

Issuer:	United Mexican States

Transaction:	6.750% Notes due 2056 (the “2056 Notes”)

Issue Currency:	U.S. Dollars

Issue Size:	U.S.$2,000,000,000

Ratings:	Baa2/BBB/BBB- (Moody’s/Standard & Poor’s/Fitch)*

Maturity Date:	February 9, 2056

Pricing Date:	January 5, 2026

Settlement Date:	January 9, 2026 (T+4)

Coupon:	6.750%

Coupon Payment Frequency:	Semiannual

Issue Price:	98.521%, plus accrued interest, if any, from January 9, 2026

Reference Benchmark Treasury:	4.750% due August 15, 2055

Reference Benchmark Treasury Price and Yield:	98-06; 4.866%

Re-offer Spread over Benchmark Treasury:	200 bps

Yield to Maturity:	6.866%

Interest Payment Dates:	Semi-annually on February 9 and August 9 of each year, commencing on August 9, 2026

Optional Redemption:

Prior to August 9, 2055 (six months prior to their maturity date) (the “2056 Notes Par Call Date”), Mexico may redeem the 2056 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2056 Notes matured on the 2056 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the 2056 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2056 Notes Par Call Date, Mexico may redeem the 2056 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2056 Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” for this purpose means, with respect to any redemption date, the yield determined by Mexico as described under “Description of the Notes—Optional Redemption – 2056 notes” in the Prospectus Supplement.

Gross Proceeds:	U.S.$1,970,420,000

Ranking:	Senior Unsecured

Governing Law:	State of New York

Registration:	Securities and Exchange Commission (“SEC”) Registered

Authorized Denominations:	U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof

Day Count:	30/360

Business Day Convention:	If any payment date for the 2056 Notes falls on a day that is not a Business Day, Mexico will make the payment on the next Business Day. Mexico will treat these payments as if they were made on the due date, and no additional interest will accrue as a result of this delay.

Business Days:	New York

Underwriting Discount:	0.190%

Listing/Trading:	Application will be made to the Euro MTF Market of the Luxembourg Stock Exchange (the “Euro MTF”). The Euro MTF is not a regulated market for the purposes of Directive 2014/65/EU or Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended.

ISIN:	US91087BBS88

CUSIP:	91087BBS8

Joint Book-Running Managers/Allocation:	Barclays Capital Inc. (20%) Deutsche Bank Securities Inc. (20%) HSBC Securities (USA) Inc. (20%) Morgan Stanley & Co. LLC (20%) Scotia Capital (USA) Inc. (20%)

Prohibition of Sales to EEA Retail Investors:	Applicable

Prohibition of Sales to UK Retail Investors:	Applicable

*

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each securities rating should be evaluated independent of each other securities rating.

A prospectus dated August  29, 2025 accompanies this free writing prospectus and is available on the website of the Securities and Exchange Commission (SEC) at: https://www.sec.gov/Archives/edgar/data/101368/000119312525192745/d16847dsb.htm

A preliminary prospectus supplement, subject to completion, dated January 5, 2026, for the 2056 Notes, is available from the SEC’s website at: https://www.sec.gov/Archives/edgar/data/101368/000119312526001546/d22760d424b2.htm

Mexico’s Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on June  20, 2025 is available on the SEC’s website using the following link: https://www.sec.gov/Archives/edgar/data/101368/000119312525143490/d923801d18k.htm

Mexico’s Amendment No. 1 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on July  2, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525154816/d889327d18ka.htm

Mexico’s Amendment No. 2 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on July  22, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525162257/d88820d18ka.htm

Mexico’s Amendment No. 3 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on August  19, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525182796/d64663d18ka.htm

Mexico’s Amendment No. 4 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on August  29, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525192697/d936243d18ka.htm

Mexico’s Amendment No. 5 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on September  15, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525202679/d943395d18ka.htm

Mexico’s Amendment No. 6 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on September  19, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525208946/d52405d18ka.htm

Mexico’s Amendment No. 7 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on September  22, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525210604/d947917d18ka.htm

Mexico’s Amendment No. 8 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on January  5, 2026 is available on the SEC’s website using the following link: https://www.sec.gov/Archives/edgar/data/101368/000119312526001540/d15506d18ka.htm

The issuer has filed a registration statement (including the prospectus) and the preliminary prospectus supplement with the SEC for the offering to which this communication relates.

Before you invest, you should read the prospectus in the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the website of the SEC at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling : Barclays Capital Inc. at +1 (800) 438-3242, Deutsche Bank Securities Inc. at +1 (800) 503-4611, HSBC Securities (USA) Inc. at +1 (866) 811-8049, Morgan Stanley & Co. LLC at +1 (800) 624-1808 and Scotia Capital (USA) Inc. at +1 (800) 372-3930.

No EU PRIIPs or UK PRIIPs KID: No EU PRIIPs or UK PRIIPs key information document (KID) has been prepared as not available to retail in the EEA or the UK.

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The 2056 Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such 2056 Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

SECTION 309B(1) OF THE SECURITIES AND FUTURES ACT (CHAPTER 289 OF SINGAPORE) NOTIFICATION: The 2056 Notes in this offering are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in the Monetary Authority of Singapore (“MAS”) Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.